SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
                    (AMENDMENT NO. 1        )

	Filed by the registrant x
	Filed by a party other than the registrant

	Check the appropriate box:
        x  Preliminary proxy statement
	   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))
	   Definitive proxy statement
	   Definitive additional materials
           Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

_____________________NEW PARADIGM SOFTWARE CORP.___________________
            (Name of Registrant as Specified in Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
	x  No fee required.

	(1) Title of each class of securities to which transaction applies:

________________________________________________________________________
	(2) Aggregate number of securities to which transaction applies:

________________________________________________________________________

	(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth the amount on which the filing fee is calculated and state how it was determined.

________________________________________________________________________
	(4) Proposed maximum aggregate value of transaction:

________________________________________________________________________
	(5) Total Fee Paid:

________________________________________________________________________
   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

________________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________
     (3) Filing party:

________________________________________________________________________
     (4) Date filed:

________________________________________________________________________


November 21, 1997





DEAR SHAREHOLDER:

On behalf of the Board of Directors and management, we cordially invite you to the Annual Meeting of Shareholders to be held Monday, December 22, 1997, at 11:00 A.M., at the principal executive offices of the Corporation, 630 Third Avenue, 15th Floor, New York City. In the pages that follow you will find the Notice of Annual Meeting and the Proxy Statement describing the formal business to be transacted at this meeting. Please read them carefully.

At the Annual Meeting, there will be a report to shareholders regarding the operations of New Paradigm Software Corp. In addition, time will be made available for shareholders to discuss the formal business items as well as to ask other questions about your Corporation's operations.

It is important that your shares be voted at the meeting in accordance with your preference whether or not you plan to attend in person. We urge you to specify your choices on the matters presented by filling in the appropriate boxes on the enclosed Proxy Card. Please sign, date and return the Proxy Card in the prepaid envelope provided. Your cooperation in promptly returning the Proxy Card will save your Corporation additional solicitation costs and is appreciated. If you do attend the meeting and wish to vote in person, you may withdraw your Proxy at that time.

Sincerely,





Daniel A. Gordon
Chairman of the Board


November 21, 1997





Re: NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
DECEMBER 22, 1997

To the Shareholders of New Paradigm Software Corp.:

The Annual Meeting of Shareholders of New Paradigm Software Corp. (the "Corporation") will be held at the principal executive offices of the Corporation, 630 Third Avenue, 15th Floor, New York, New York 10017, Monday, December 22, 1997, at 11:30 A.M., for the purpose of considering and voting upon the following:

1. Election of four directors;

2. Proposal to adopt a By-Law amendment to eliminate the applicability of New York Business Corporation Law Section
912 (an anti-takeover provision);

3. Ratification of the appointment of BDO Seidman, LLP as the independent certified public accountants for the fiscal year ending March 31, 1998; and

4. Such other business as may properly come before the Annual
Meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement.

In accordance with the By-Laws of the Corporation, only shareholders of record at the close of business on November
21, 1997 shall be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,



/s/ Matthew Fludgate
Matthew Fludgate
Secretary

________________________________________________________________________

Please sign and return the enclosed proxy card in the
envelope provided.
No postage is necessary.
________________________________________________________________________



630 Third Avenue, 15th Floor
New York, New York 10017

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 22, 1997

PROXY STATEMENT

To the Shareholders of New Paradigm Software Corp.:

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Paradigm Software Corp. (the "Corporation") for use at the Annual Meeting of Shareholders to be held at 11:30 A.M. on December 22, 1997, at the principal executive offices of the Corporation, 630 Third Avenue, 15th Floor, New York, New York, and at any adjournment thereof (the "Annual Meeting"). A Notice of Annual Meeting is attached hereto and a form of proxy is enclosed.

THE PROXY

The persons named as proxies were selected by the Board of Directors of the Corporation and are directors or officers of the Corporation.

When the proxies in the enclosed form are properly executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the shareholders' directions. Any shareholder giving a proxy has the power to revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary of the Corporation an instrument revoking it or by filing a duly executed proxy bearing a later date.

The proxy cards should be sent to the Corporation sufficiently in advance of the Annual Meeting so that they are received at the principal executive offices of the Corporation prior to the commencement of the Annual Meeting.

The cost of soliciting proxies will be borne by the Corporation. The Corporation will request banks and brokers to solicit their customers who have a beneficial interest in the Corporation's shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. In addition, directors, officers and full-time employees of the Corporation may solicit proxies by telephone, telegraph or personal interview.

These proxy materials are being mailed to shareholders of the Corporation commencing on December 2, 1997. A copy of the Corporation's 10-KSB for the year ended March 31, 1997 is being mailed to shareholders concurrently or has previously been mailed.

VOTING SECURITIES

The only securities of the Corporation entitled to vote at the Annual Meeting are shares of Common Stock, par value $.01 per share (the "Common Stock"), outstanding on November 21, 1997 (the "Record Date"). On that date, there were 2,451,729 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

VOTING PROCEDURES

Under the New York Business Corporation Law (the "BCL") and the Corporation's By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote on a particular matter is necessary to constitute a quorum of shareholders to take action at the Annual Meeting with respect to such matter. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Corporation's By-Laws, the directors standing for election must be elected by a plurality of the votes cast and each other matter will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or the Corporation's Certificate of Incorporation. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected and whether each matter has been approved, except for proposal 2. The required vote for approval of proposal 2 is set forth thereunder.

1. ELECTION OF FOUR DIRECTORS

Under the Corporation's By-Laws, the number of directors constituting the entire Board of Directors is currently seven
(7). This number may be increased or decreased (but not to a number less than three (3)) from time to time by action of the Board of Directors taken by the affirmative vote of a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified.

Four directors are to be elected at the Meeting. The persons named as proxies in the enclosed form of proxy cannot exercise the discretionary authority granted to them by the proxy to vote for a greater number of persons than the number of nominees named.

Six directors, including Daniel A. Gordon, Mark Blundell and
Michael Taylor were elected at the 1996 annual meeting of shareholders.

Beverly Brown, a director of the Corporation from September
1995 to September 1996, resigned from the Board September 16,
1996. Ms. Brown stated that her resignation from the Board of Directors was to pursue personal business interests.

Jeff Kahn, a director of the Corporation from November 1993 to December 1996, resigned from the Board December 31, 1996.

John Brann, a director and secretary of the Corporation from November 1993 to May 1997, resigned from the Board May 9, 1997. Mr. Brann stated that his resignation from the Board of Directors was because he was engaged in employment contract negotiations with VIE Systems Inc. ("VIE") and thought that there would be a conflict of interest if he remained a director.

The Corporation has agreed that Mr. Robert S. Trump, an investor in a 1994 private placement of the Corporation's securities, may nominate for election one person to serve on the Board of Directors. Mr. Trump has orally advised the Corporation that he does not currently intend to nominate anyone to serve on the Board of Directors.

THE BOARD OF DIRECTORS' RECOMMENDATION

Unless otherwise specified by the shareholder, the Board of Directors intends the accompanying proxy to be voted FOR the election of the named four nominees as directors.

The Board of Directors does not contemplate that any nominee will be unable or unwilling to serve as a director. However, if that should occur, the individuals named as the proxies reserve the right to substitute another person as may be selected by the Board of Directors when voting at the Annual Meeting.

Following is information about each of the four nominees for director who are being proposed for election at the Annual
Meeting.

NOMINEES FOR ELECTION AS DIRECTOR FOR TERM EXPIRING AT
THE 1997 ANNUAL MEETING

DANIEL A. GORDON, age 58, an attorney, has been a director and the Chairman of the Board of Directors of the Corporation since November 1993. He has been a principal with Corporate Growth Services since 1992. Corporate Growth Services provides consulting support services to businesses in the early stages of development. From 1989 to 1992, Mr. Gordon served as President of COIN Banking Systems, Inc., which had been the banking systems division of COIN Financial Systems, Inc. Mr. Gordon had served as Chairman and Chief Executive Officer of COIN Financial Systems, Inc., a financial software development company, from 1984-1989.

MARK BLUNDELL, age 39, is the Chief Executive Officer, President, Chief Financial Officer and a current director of the Corporation and has served in these capacities since the Corporation's inception in July 1993. From October 1991 until December 1993, Mr. Blundell was initially the Chief Executive Officer of Management Technologies, Inc.'s ("MTI") European subsidiary and then the Chief Operating Officer and Chief Financial Officer of MTI in New York. He was also a director of MTI from December 1993 to March 1994. MTI is a publicly-held financial services software company. From May 1988 to October 1991, Mr. Blundell was the Chief Executive Officer of London Fox, the futures and options exchange, where he introduced the first international electronic trading system. He is also a director and President of Lancer Holdings, Inc. ("Lancer"), a company formed to hold certain intellectual property rights relating to software formally owned by the Corporation and which currently conducts no business with the Corporation. Lancer is a principal shareholder of the Corporation.

MICHAEL TAYLOR, age 55, has been a director of the Corporation since April, 1996. He is the Senior Vice President - Corporate Finance of Gilford Securities. From March 1996 to November 1996 he was a Managing Director of Investment Banking at Laidlaw Equities. He was Associate Director of Investment Banking for Josephthal Lyon & Ross from June 1989 to March 1996. From December 1981 until joining Josephthal, he was President of Mostel & Taylor Securities, Inc., a NASD-member investment banking and brokerage firm. He has been involved in the securities industry since 1966, when he joined Lehman Brothers as an analyst. He has been a director of NDE Environmental, Inc. since July 1992. He is also Chairman of the Board of Jennifer Muller/The Works, a contemporary dance company. He attended Amherst College and Columbia University.

MORTON J. CHALEK, age 74, is the President of a consulting firm, Promotion Designs, Ltd. He was the chairman and Chief Executive Officer of Chalek & Dreyer Advertising Agency from 1960 to 1980. From 1980 until 1985 he served as the Executive Vice President of Administration for HBM/Cremer, a company which was merged with Chalek & Dreyer. Mr. Chalek was also Chairman of Ruder/Finn & Chalek and teaches a course in administration at New York University.

             INFORMATION AS TO COMMITTEES, ATTENDANCE
               AND FEES OF THE BOARD OF DIRECTORS

The Corporation's Board of Directors has standing Audit and
Compensation Committees. The Board has no standing nominating committee.

The Audit Committee is comprised of Mr. Gordon and Mr. Taylor. During the fiscal year ended March 31, 1997, the Audit Committee held one meeting. The functions performed by the Audit Committee include: (a) reviewing and approving the scope and coverage of the Corporation's annual audit; (b) discussing any significant difficulties encountered or significant findings made during the annual audit; (c) reviewing and approving the annual audit, financial statements and management letters following completion of the Corporation's annual audit; (d) reviewing with the Corporation's independent certified public accountants and the Corporation's management the accounting systems, financial controls and procedures used by the Corporation;
(e) reviewing and approving the annual audit budget and actual fees paid to the Corporation's independent certified public accountants; and (f) recommending to the Board of Directors each year the firm of independent certified public accountants to be retained for the following year.

The Compensation Committee is comprised of Mr. Gordon, and Mr. Taylor. During the fiscal year ended March 31, 1997, the Compensation Committee held one meeting. The functions performed by the Compensation Committee include: (a) establishing and approving the compensation to be paid to members of the Corporation's senior management; (b) administering the Corporation's stock incentive plans; and
(c) authorizing and approving any special compensation arrangements for senior management.

The Board of Directors of the Corporation held a total of seven meetings during the fiscal year ended March 31, 1997. During the periods in which they served on the Board of Directors all directors attended at least 86% of (1) all meetings of the Board of Directors and (2) all meetings of all board committees on which they served, except that Jeff Kahn attended 20% of all meetings of the Board of Directors before his resignation. The overall attendance record for all directors as a group during the fiscal year ended March 31, 1997 was 86%.

INDEMNIFICATION

The Corporation's Certificate of Incorporation and By-Laws contain provisions exculpating the Corporation's directors from liability to the Corporation's shareholders for certain actions taken or omitted by them and indemnifying the Corporation's officers and directors against judgments, fines, amounts paid in settlement and reasonable attorneys' fees incurred in the defense of certain actions and proceedings to the extent permitted under the BCL.

The Corporation purchased directors' and officers' liability insurance coverage on April 10, 1996. The Corporation's current insurance coverage was purchased for the one-year period commencing at 12:01 a.m. on May 10, 1997 and extending through 12:01 a.m. of May 10, 1998, at an annual aggregate premium of approximately $45,000. This coverage, subject to a number of standard exceptions, indemnifies the directors and officers of the Corporation, whether elected or appointed, for liabilities or losses incurred in the performance of their duties up to an aggregate sum of $1,000,000. The Corporation has purchased this insurance coverage from the General Star Indemnity Company. No sums have been paid under this coverage to the Corporation or any directors or officers nor have any claims for reimbursement been made under this policy.

DIRECTORS' COMPENSATION

The directors of the Corporation currently receive a retainer of $2,500 per quarter and a fee of $1,000 for each meeting of the Board of Directors that they attend. They are also reimbursed by the Corporation for their direct costs for attending meetings. On December 8, 1993, Messrs. Kahn, Gordon and two former directors, were each granted, as remuneration for service on the Board of Directors, an option ("Directors' Options") to acquire, at a price of $5.00 per unit, 10,000 units, each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $6.00 per share ("1993 Warrant"). These options will expire on November 1, 1998. On April 26, 1995 Messrs. Blundell, Brann, Gordon and two former directors were granted options under the Corporation's Stock Option Plan to purchase 5,333 shares of Common Stock each at an exercise price of $4.50 per share. These options became exercisable on April 26, 1996 and expire on April 26, 2005. On November 30, 1995 Mr. Gordon, and two former directors were each granted options under the Corporation's Stock Option Plan to purchase 10,000 shares of Common Stock at an exercise price of $5.125 per share. Messrs. Blundell and Brann were granted options under the Corporation's Stock Option Plan to purchase 20,000 shares of Common Stock at the same exercise price. These options became exercisable on November 30, 1996 and expire on November 30, 2000. On April 24, 1996, Mr. Taylor was granted options under the Corporation's Stock Option Plan to purchase 10,000 shares of Common Stock at an exercise price of $5.125 per share. These options became exercisable on April 24, 1997 and expire on April 24, 2001. On October 2, 1996 Messers. Gordon, Taylor and a former director were granted options under the Corporation's Stock Option Plan to purchase 20,000 shares of Common Stock at an exercise price of $1.625 per share. Messrs. Blundell and Brann were granted options under the Corporation's Executive Stock Option Plan to purchase up to 149,999 shares of Common Stock at an exercise price of $1.25 per share. On October 15, 1997 Mr. Gordon and Mr. Taylor were granted options to purchase 50,000 shares of Common Stock at an exercise price of $0.16 per share. On October 15, 1997 Mr. Blundell was granted options to purchase up to 450,000 shares of Common Stock at an exercise price of $0.16 per share under the Corporation's Executive Stock Option Plan.

BENEFICIAL OWNERSHIP OF THE CORPORATION'S COMMON STOCK
(a)

The following table indicates the beneficial ownership of the Corporation's Common Stock as of November 15, 1997, by (1) each of the directors, (2) each of the executive officers of the Corporation, (3) all directors and executive officers of the Corporation as a group and (4) each person or entity which beneficially owned in excess of five percent of the Common Stock, based upon information supplied by each of the directors, nominees, executive officers and five percent beneficial owners:

Common Stock
Name of Beneficial     Right to Sole         Right to Shared   Total Number of   Percent of Common
Owner (a)               Voting and              Voting and          Shares            Stock
                      Investment Power       Investment Power Beneficially Owned Beneficially Owned

Mark Blundell           670,665(b)              199,999(c)         870,664            28%
John Brann               30,667(d)              199,999(c)         230,666             9%
Matthew Fludgate         75,508(e)                    0             75,508             3%
Daniel Gordon           105,333(f)                    0            105,333             4%
Lancer Holdings         199,999(g)                    0            199,999             8%
Midland Associates      619,999(h)                    0            619,999            24%
Michael Taylor           80,000(i)                    0             80,000             3%
Robert Trump            350,000(j)              619,999(k)         969,999            33%
All Directors
and Executive
Officers of
the Corporation as
a group (a total of 4
persons)                931,506(l)              199,999(m)       1,131,505            33%

The business address of each of the foregoing persons is c/o New Paradigm Software Corp., 630 Third Avenue, New York, New York 10017, except that the address of Midland Associates is 2611 West Second Street, Brooklyn, New York 11233 and the address of Robert Trump is 167 East 61st Street, New York, New York 10017.

<F1>
 (a) The shares of Common Stock beneficially owned by each person or by all directors and executive officers as a group, and the shares included in the total number of shares of Common Stock outstanding used to determine the percentage of shares of Common Stock beneficially owned by each person and such group, have been adjusted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 to reflect the ownership of shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership.

<F2>
(b) Consists of (i) 26,667 shares of Common Stock, (ii) 5,333 shares of Common Stock issuable upon exercise of warrants issued in a 1994 private placement of the Corporation's securities (the "1994 Warrants"), (iii) 38,666 shares of Common Stock issuable upon exercise of options granted under the Corporation's Stock Option Plan ("SOP") that are currently exercisable, and (iv) up to 599,999 shares of Common Stock underlying stock options granted under the Executive Stock Option Plan.

<F3>
(c) Represents the holdings of Lancer Holdings, Inc. of which Mr. Blundell and Mr. Brann are each 33% owners and directors and officers. Consists of 166,666 shares of Common Stock and 33,333 shares of Common Stock issuable upon exercise of warrants held by Lancer (the "Lancer Warrants").

<F4>
(d) Consists of (i) 26,667 shares of Common Stock and (ii)
4,000 shares of Common Stock issuable upon exercise of 1994
Warrants.

<F5>
(e) Consists of (i) 534 shares of Common Stock, (ii) 1,307 shares of Common Stock issuable upon exercise of 1994 Warrants, (iii) 23,667 shares of Common Stock issuable upon the exercise of options granted under the SOP and (iv) 50,000 shares of Common Stock underlying stock options granted under the Executive Stock Option Plan

<F6>
(f) Consists of (i) 10,000 shares of Common Stock and 10,000 shares of Common Stock underlying 1993 Warrants issuable upon exercise of Directors' Options granted in 1993 to non-employee directors of the Corporation, (ii) 35,333 shares of Common Stock issuable upon exercise of options granted under the SOP that are currently exercisable and (iii) 50,000 shares of Common Stock underlying options granted on October 15, 1997.

<F7>
(g) Consists of 166,666 shares of Common Stock and 33,333 shares of Common Stock issuable upon exercise of the Lancer warrants held by Lancer Holdings, Inc. Lancer Holdings, Inc. is owned 33% by Mr. Blundell, the Corporation's President, 33% by Mr. Brann, a former officer and director of the Corporation, 33% by Red Giant, a Jersey corporation owned by parties unrelated to the Corporation or any of its principal stockholders and 1% by Mr. Fludgate, the Corporation's Secretary.

<F8>
(h) Consists of 439,999 shares of Common Stock and 180,000 shares of Common Stock issuable upon exercise of warrants. These securities were previously owned by Management Technologies, Inc. ("MTI") and transferred to Midland Associates in satisfaction of a loan to MTI by Midland Associates. Midland Associates is owned by Robert S. Trump, Maryanne Trump Barry, Elizabeth Trump Grau, Donald J. Trump, Fred C. Trump III, and Mary L. Trump

<F9>
(i) Consists of (i) 30,000 shares of Common Stock issuable upon exercise of options granted under the SOP and (ii)
50,000 shares of Common Stock underlying options granted on October 15, 1997.

<F10>
(j) Consists of (i) 200,000 shares of Common Stock issuable upon exercise of 1994 Warrants (ii) 150,000 shares of Common Stock issuable upon exercise of warrants having an exercise price of $2.00 per share issued by the Corporation in connection with a loan by Mr. Trump that was subsequently canceled as partial consideration for issuance of the Series C Redeemable Preferred Stock (the "Trump Warrants").

<F11>
(k) Represents the holdings of Midland Associates. Consists of the securities listed in note h above.

<F12>
(l) Consists of all of the securities in notes b, e, f and i above.

<F13>
(m) Consists of the securities in note g above.


               INFORMATION AS TO EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Corporation's chief executive officer and each of the other executive officers (the "Named Officers") for services rendered in all capacities to the Corporation. The Corporation has only four executive officers.

                        SUMMARY COMPENSATION TABLE

                                Annual Compensation                         Long-Term Compensation

Name and Principal Position  Fiscal Year     Salary   Bonus   Other Annual Securities  Restricted   All Other
                            Ended March 31,                   Compensation underlying  Stock Awards Compensation
                                                                             options

Mark Blundell - Chief Exec-     1995       $150,000        $0   $45,000(1)         0          $0     $1,456(2)
utive Officer, Chief Finan-     1996       $150,000   $20,000   $57,000(1)    38,666          $0     $1,100(2)
cial Officer & President        1997       $150,000        $0   $57,000(1)   149,999          $0     $1,100(2)

John Brann -                    1995       $100,000        $0        $0            0          $0         $0
Vice President - Technology     1996        $75,000        $0   $25,000(4)    38,666          $0       $810(2)
(3)                             1997       $100,000        $0        $0      149,999          $0       $810(2)

Philip V. Caltabiano -          1995       $100,000        $0        $0            0        $188(6)      $0
Senior Vice President -         1996       $100,000        $0        $0       33,333        $188(6)      $0
Sales and Marketing (5)         1997        $50,000        $0   $29,000(7)   100,000        $188(6)      $0

Nicholas Field                  1995        $70,000        $0        $0            0        $100(9)      $0
Vice President -                1996        $80,000        $0        $0       22,500         $50(9)      $0
Implementation (8)              1997        $80,000        $0        $0       66,000          $0         $0

Matthew Fludgate                1995        $33,000        $0        $0            0          $0         $0
Secretary and Vice President    1996        $35,000    $5,000        $0        8,667          $0         $0
- Administration                1997        $42,000        $0        $0       15,000          $0         $0

<F1>
(1) Reflects a non-accountable expense allowance of $4,000 per month and a car allowance of $750 per month paid to Mr.
Blundell.

<F2>
(2) Reflects the insurance premium paid by the Corporation for term life insurance for Mr. Blundell and Mr. Brann.

<F3>
(3) Resigned effective May 9, 1997.

<F4>
(4) Reflects severance pay paid to Mr. Brann when his employment terminated on March 18, 1996 upon expiration of his visa to work in the United States. Mr. Brann was reemployed by the Corporation upon being granted a new visa on August 1,1996.

<F5>
(5) Resigned effective September 25, 1996.

<F6>
(6) Upon first joining the Corporation in 1993, the Corporation awarded Mr. Caltabiano a stock grant of 20,000 shares of Common Stock, 15,000 of which have vested. The amounts included in the table reflects 5,000 shares of Common Stock that vested in each of the fiscal years ended March 31, 1995 and March 31, 1996. These shares were awarded in connection with the organization of the Corporation and have been valued at par value ($.01 per share) before giving effect to a reverse split of the Corporation's Common Stock that was approved by the Corporation's shareholders on April 18, 1995.

<F7>
(7) Reflects payment paid in respect of a termination agreement dated September 25, 1996.

<F8>
(8) Resigned effective March 21, 1997.

<F9>
(9) Upon first joining the Corporation in 1993, the Corporation awarded Mr. Field a stock grant of 8,000 shares of Common Stock, all of which have vested. The amount included in this table reflects 2,667 shares that vested during the year ended March 31, 1995 and 1,333 shares that vested during the year ended March 31, 1996. These shares were awarded in connection with the organization of the Corporation and have been valued at par value ($.01 per share) before giving effect to a reverse split of the Corporation's Common Stock that was approved by the Corporation's shareholders on April 18, 1995.


         OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 1997

The following table sets forth all grants of stock options made during the fiscal year ended March 31, 1997 pursuant to the Corporation's Stock Option Plan to the Named Officers:
Individual Grants


Name                    Number of Securities     % of Total      Average Exercise or  Expiration
                        Underlying Options     Options Granted   Base Price Per         Date
                              Granted          to Employees           Share
                                               in  Fiscal Year
                                               ended March 31,
                                                  1997 (a)

Mark Blundell                   149,999                 21%             $1.25      November 2000
John Brann (b)                  149,999                 21%             $1.25      November 2000
Philip V. Caltabiano            100,000                 14%             $1.25      November 2000
Nicholas Field (b)               66,000                  9%             $1.25      November 2000
Matthew Fludgate                 15,000                  2%             $1.625     November 2000
All Shareholders                    N/A                 N/A              N/A             N/A
All Optionees (a)               715,000                 N/A             $1.35      November 2000

<F1>
(a) Includes 30,000 shares of Common Stock issuable upon exercise of options granted to outside directors.

<F2>
(b) Mr. Field resigned on March 21, 1997 and Mr. Brann resigned on May 9, 1997. The terms of the Option Plan provide that these options will expire 90 days after the date of resignation unless exercised prior to such date. As at August 31, 1997 none of these options have been exercised.


        AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED MARCH
                31, 1997 AND YEAR-END OPTION VALUES

The following table sets forth information with respect to options exercised by each of the Named Officers during the fiscal year ended March 31, 1997 and the number and value of unexercised options as of March 31, 1997:



                                                Number of Securities      Value of Unexercised In-
                                                Underlying Unexercised   the-Money Options at March 31,
                                              Options at March 31, 1997            1997(a)

Name                      Shares      Value    Exercisable  Unexercisable Exercisable  Unexercisable
                        Acquired on  Realized
                         Exercise

Mark Blundell                   0       $0          38,666      149,999         $0           $0
John Brann                      0        0          38,666      149,999         $0           $0
Philip V. Caltabiano            0        0               0            0         $0           $0
Nicholas Field                  0        0          22,200       66,000         $0           $0
Matthew Fludgate                0        0           8,667       15,000         $0           $0


(a) Based on the closing price of New Paradigm Software Corp.
Common Stock on March 31, 1997 of $0.50 as reported on NASDAQ
Bulletin Board.

        LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The following table sets forth information with respect to awards granted to each of the Named Officers during the fiscal year ended March 31, 1997 under any Long-Term incentive plan:


                                                Estimated Future Payouts Under
                                                  Non-Stock Price Based Plans

Name                    Number of      Performance Or     Threshold   Target  Maximum
                     Shares, Units or   Other Period
                      Other Rights     Until Maturation
                                          Or Payout

Mark Blundell                   0               $0              0       0         0
John Brann                      0                0              0       0         0
Philip V. Caltabiano            0                0              0       0         0
Nicholas Field                  0                0              0       0         0
Matthew Fludgate                0                0              0       0         0


Employment Contracts

The Corporation has entered into employment contracts with Messrs. Blundell, Brann and Caltabiano. The employment contracts of Messrs. Blundell, Brann and Caltabiano contain the following principal features.

Mr. Blundell: Term: Three years with a remaining term of three years (1997-1999); Base Salary: $200,000 per annum (Mr.
Blundell waived $50,000 per annum of this Base Salary
(which is not being accrued) until such time as the Corporation would otherwise be able to report a consolidated pre-tax annual profit in excess of $75,000); Allowances: Mr.
Blundell received a non-accountable expense allowance of $4,000 per month and a car allowance of $750 per month. Mr.
Blundell was entitled to receive a death benefit of $1,000,000 payable to a beneficiary named by him. The Corporation has obtained a life insurance policy to fund this benefit. Mr.
Blundell's employment agreement renewed automatically from year to year unless Mr. Blundell or the Corporation gave 90 days notice of terminated to the other. In the event that the Corporation terminates the contract other than for cause, or in the event of a change of control or a sale of substantially all the assets of the Corporation, Mr. Blundell is entitled to receive a payment equivalent to two year's benefits under the contract and a termination benefit in the benefit in the amount of $250,000, payable within one year.

Following the sale of Copernicus to VIE Systems Inc., which sale constituted a tranfer of substantially all of the assets of the Corporation Mr.
Blundell, the Corporation's President and Chief Executive Officer, gave formal written notice of his intention to exercise the termination right under his employment contract. These termination rights provided for the payment to Mr. Blundell of an amount not less than $414,000. As the Corporation is not in a position to make such a payment without seriously depleting the Corporation's limited cash reserves, the compensation committee negotiated with Mr. Blundell and produced the following settlement, which was entered into on November 13, 1997.

o Mr. Blundell waived his entitlement to any payment for termination benefits arising out the VIE transaction and entered into new three year employment contracts with the Corporation and its Delaware subsidiary, New Paradigm Acquisition I Co., Inc.
("NPAC") at the same aggregate base salary such contracts provide a reduced termination benefit of 24 months compensation in the event that his termination right is triggered again.
Mr. Blundell has waived $50,000 of base
salary for fiscal 1998 and until the Corporation reports a consolidated pre-tax profit of not less than $75,000.
o In view of the fact the Corporation is contemplating a number of acquisitions of companies with revenues in excess of $2.5 million, the new contract provides that Mr.
Blundell will not be entitled to receive a bonus of $50,000 in the event that the Corporation's gross revenues reach $2.5 million as provided in his previous contract.
o In addition, the change of control clause, which gives Mr.
Blundell certain termination rights was amended to apply only in the event that 40% of the Corporation were to be acquired rather than 25% as provided in his previous contract.
o In order to retain Mr. Blundell's services in seeking acquisitions, NPAC entered into an employment agreement (as mentioned above) and a loan agreement providing for a loan to Mr. Blundell of $114,000 at an interest rate of 6%.
The loan will be repaid by applying 60% to the outstanding balance of the loan of (i) any future termination payment to Mr. Blundell; (ii) any bonus or incentive payments to Mr Blundell; and (iii) any sales of Common Stock of New Paradigm directly or beneficially owned by Mr.
Blundell, including any Stock acquired through the exercise of options.

Mr. Brann: Term: Three years with a remaining term of approximately one year(1995-1998); Base Salary: $125,000 per annum (Mr. Brann has waived $25,000 per annum of this Base Salary (which is not being accrued) until such time as the Corporation would otherwise be able to report a pre-tax annual profit in excess of $75,000); Common Stock Award: Mr. Brann received 26,667 shares of Common Stock. Mr. Brann was entitled to a death benefit of $1,000,000 payable to a beneficiary named by him. The Corporation has obtained a life insurance policy to fund this benefit. Mr. Brann's employment agreement was renewed automatically from year to year unless Mr. Brann or the Corporation gives notice of termination to the other on or before May 1 of any year beginning in 1999. Mr. Brann's employment as Vice President of Technology was terminated on March 21, 1996 when his visa to work in the United States expired. On May 13, 1997 the Corporation entered into an agreement with John Brann, the former Secretary and Vice President of the Corporation, to terminate his employment agreement with the Corporation (the "Termination Agreement"). Termination of Mr. Brann's employment was a condition under the purchase agreement with VIE. As consideration for the termination under the Termination Agreement the Corporation agreed to pay Mr. Brann a total of $50,000. The Corporation will receive a $30,000 loan from Mr. Brann to be repaid under the following terms
(a) 50% of all royalties due to the Corporation under the purchase agreement with VIE up to a total of $40,000, or (b) full payment of the principal of the loan at any time including interest at 8% per annum.

Mr. Caltabiano: Term: Three years (but terminated as set forth below); Base Salary: $100,000 per annum plus commissions on sales; Common Stock Award: Mr. Caltabiano received 20,000 shares of Common Stock, 15,000 of which have vested. On September 25, 1996, Mr. Caltabiano left the Corporation and the employment agreement was terminated for 5,000 shares of Common Stock, and a $46,000 termination fee.


               COMPENSATION COMMITTEE REPORT ON
                    EXECUTIVE COMPENSATION

INTRODUCTION

The Compensation Committee of the Board of Directors (the "Committee") is composed of the individuals listed below, who are independent outside directors of the Corporation. The Committee has sole responsibility for all compensation matters with respect to the Corporation's senior management.

PHILOSOPHY

The Corporation seeks to attract, motivate and retain senior management by providing a fully competitive total compensation opportunity based on performance. The compensation package of each member of senior management consists of two key elements: (1) base salary which reflects competitive marketplace data and evaluated individual performance; and (2) long-term stock-based incentive opportunities consisting of annual stock option grants. The long-term stock-based incentive opportunities are intended to align the interests of senior management with those of the Corporation's shareholders.

The Corporation's executive compensation program is structured so that at higher management levels a larger portion of total compensation is composed of long-term stock-based compensation.

The Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment in establishing financial performance criteria, evaluating performance and determining actual incentive payments.

Following is a discussion of each of the elements of the Program and a description of the specific decisions and actions taken by the Committee with regard to compensation for the fiscal year ended March 31, 1997.

PROGRAM COMPETITIVENESS

Each element of the compensation arrangements for senior management is intended to be fully competitive with comparable elements of competitor companies in the computer software industry. Salary ranges are established for each position using published survey information of computer software industry compensation practices, which includes reports from the Gartner Group, a technology consulting company, and accounting companies.

The long-term incentive option grant guidelines are reviewed by the Committee based upon total options granted to employees of the Corporation, seniority and position. These grant guidelines are intended to provide competitive long-term compensation opportunities if the assumptions as to goal achievement and stock price growth are realized.

ANNUAL SALARY AND BONUSES

Annual total cash compensation for senior management consists of base salary and bonus. The base salaries for senior executives other than the CEO are recommended by Mr. Blundell based on the competitive marketplace, evaluated position responsibilities and individual performance, and are reviewed and approved by the Committee. Bonuses are awarded as compensation for extraordinary goals achieved by individual members. No bonuses were awarded in the fiscal year ended March 31, 1997. Mr. Caltabiano received a 2% commission on all sales of the Corporation's COPERNICUS software. Until November 13, 1997 Mr. Blundell's employment contract provided that he would be paid a bonus of $50,000 if the Corporation achieves at least $2.5 million in sales in any twelve consecutive months. No such bonus has been paid. (See also "Certain Transactions" - Mr. Blundell's Settlement)

LONG-TERM INCENTIVE COMPENSATION

The long-term incentive compensation program for senior management consists of stock options. All option awards were granted under the Corporation's Stock Option Plan, which Plan was approved by shareholders on September 13, 1994 and amended by shareholders October 12, 1996. Stock options provide the right to purchase shares of Common Stock at the fair market value (the average of the high and low trading prices) on the date of grant. These grants are awarded under the general principal that larger grants will be made to employees at higher salary and management levels. Each stock option becomes exercisable one year after grant, and has a ten-year maximum term.

The size of the awards of stock options are not reduced for any current stock holdings or previous awards held by a participant.

FISCAL YEAR ENDED MARCH 31, 1997 CEO COMPENSATION

Mr. Blundell's base salary is fixed in his employment contract. The appropriateness of his base salary is reviewed annually by the Committee. As part of its review, the Committee considers competitive CEO base salary information from computer software industry companies identified by the Committee, Mr. Blundell's individual performance and contributions since his last review, and the merit increase guidelines in effect for other salaried employees during this period.

In early 1997, the Committee reviewed and approved the 1997
Executive Stock Option Plan for the Corporation's management employees, including Mr. Blundell and the other Named
Officers.

The option awards granted under the Stock Option Plan which the Committee approved for Mr. Blundell were made in accordance with the grant guidelines established in 1995. Mr. Blundell's awards for the year ended March 31, 1997 consist of up to 149,999 stock option shares, and are disclosed in the Option Grants Table along with the awards for the fiscal year ended March 31, 1997 to the other Named Officers. (See also "Certain Transactions" - Mr. Blundell's Settlement)

CLOSING STATEMENT

The Committee believes that the caliber and motivation of the Corporation's key employees and the quality of their leadership makes a significant difference in the long-term performance of the Corporation. The Committee further believes that compensation should vary with the Corporation's financial performance so that executives are well rewarded when performance meets or exceeds standards established by the Committee.

In its view, the Committee believes that New Paradigm
Software Corp.'s executive compensation program is meeting and fulfilling the goals contained in the program's philosophy.

The foregoing report has been furnished by Mr. Gordon (Chairman)
Mr. Taylor

The Compensation Committee Report on Executive Compensation shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities
Exchange Act of 1934 or to the liabilities of Section 18 of such Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

The Compensation Committee is comprised of Mr. Gordon and Mr.
Taylor. Mr. Gordon and Mr. Taylor served on the Compensation
Committee during the entire fiscal year ended March 31, 1997.

 Mr. Gordon, a member of the Committee, has been the Chairman of the Board of Directors of the Corporation since its inception. No member of the Committee was an officer or employee of the Corporation or any of its subsidiaries during the fiscal year ended March 31, 1997 or at any prior time.
In addition, there are no transactions, relationships or indebtedness for which disclosure is required under the rules of the Securities and Exchange Commission with respect to any member of the Committee.


CERTAIN TRANSACTIONS

The following is a discussion of certain transactions entered into by the Corporation with officers, directors, security holders and affiliates thereof. The Corporation believes that the terms of these transactions were no less favorable to the Corporation than would have been obtained from a non-affiliated third party for similar transactions at the time of entering into such transactions.

The Corporation has adopted a policy whereby any future transactions between the Corporation and its directors, officers, principal shareholders and other affiliates, will be on terms no less favorable to the Corporation than could be obtained from unaffiliated third persons on an arm's-length basis at the time that the transaction was entered into and will be reviewed and approved by a majority of the Corporation's directors, including a majority of the Corporation's independent disinterested directors.

Issuance of Securities to Directors, Executive
Officers and Their Affiliates

In a private placement of the Corporation's securities for which a closing was held on October 20, 1994 (the "1994 Financing"), Mr. Blundell purchased for $15,000 a fractional unit comprised of (i) a two-year promissory note with an increasing interest rate starting at 10% per annum (a "1994 Note") in the principal amount of $15,000 and (ii) 1994 Warrants exercisable for 12,000 shares of Common Stock; Mr. Brann purchased for $5,000 a fractional unit comprised of (i) a 1994 Note in the principal amount of $5,000 and (ii) 1994 Warrants exercisable for 4,000 shares of Common Stock; Mr. Blundell subsequently transferred 1994 Warrants exercisable for 6,667 shares of Common Stock. The shares of Common Stock issuable upon exercise of the 1994 Warrants purchased in the 1994 Financing by the foregoing directors and executive officers are registered for sale under the Securities Act of 1933.

On March 22, 1995, 33,333 shares of Common Stock and warrants (the "MBA Warrants"), which are exercisable for 33,333 shares of Common Stock at an exercise price of $5.63 per share, subject to adjustment under certain circumstances, were issued to Lancer Holdings (formally Mark Blundell & Associates) in connection with the Corporation's acquisition of certain software from Lancer. The MBA Warrants will expire on March 21, 2000 and are not redeemable. The Corporation's Chief Executive Officer and President, Mark Blundell, and its former director and Vice President of Technology, John Brann, collectively own 66% of the voting stock of Lancer. Messrs. Blundell and Brann have no direct or indirect interest in the remaining 34% of the voting stock of Lancer. Messrs. Blundell and Brann are the only directors of Lancer Holdings and Mr. Blundell is a director of the Corporation.

See "Executive Compensation - Directors Compensation" and
"Options Grants in Fiscal Year Ended March 31, 1997" with respect to options granted to directors and executive officers of the Corporation during the fiscal year ended
March 31, 1997.

Other Transactions

Mr. Jeff Kahn, a former director, is the President of Kahn Communications Group Inc.("KCG"), a division of Ruder Finn. Kahn Communications Group provided public relations services to the Corporation from its inception until December 1996 for which it received a monthly fixed fee from the Corporation of $5,000. KCG also provided special event related marketing services to the Corporation for which it received additional fees on a per engagement basis. In the fiscal year ended March 31, 1996, KCG received $88,589 and in the fiscal year ended March 31, 1997, in such fees. The Corporation ceased using the services of KCG in December 1996 following the termination of the Corporation's marketing program.

On September 1, 1995 the Corporation entered into a consulting contract with Corporate Growth Services, a corporation owned by Mr. Gordon, Chairman of the Board of Directors. Corporate Growth Services provides small development stage companies with management consulting. Under the terms of the contract Corporate Growth Services receives a consulting fee of $2,000 per month over and above any fees Mr. Gordon receives for attending meetings of the Board of Directors. In the fiscal year ended March 31, 1996 Corporate Growth Services received $18,000 in such fees and in the fiscal year ended March 31, 1997, $24,000.

Effective March 31, 1996, the Corporation entered into a five-year value added reseller agreement with Petra, Inc. ("Petra"). Petra's president, Mr. Barrington J. Fludgate, is a consultant to and a former director of the Corporation. The Corporation granted to Petra the right to license and distribute the Corporation's COPERNICUS software program integrated with Petra's products. Petra never paid the license fee of $100,000 due to the Corporation on September 30, 1996, and consequently the Corporation terminated the agreement.

Loan from Mr. Robert Trump

In early January, 1997, in order to continue operating, the Corporation solicited a $150,000 loan from Mr. Robert Trump which was received on January 16, 1997. The principal terms of this loan were as follows:

o Advance:              $150,000.
o Term:                 6 months (originally to expire July 14th, 1997).
o Interest Rate:        To be paid in warrants, see below.
o Warrants:             150,000 three-year warrants with an
                        exercise price of $2.00 per share, in lieu of interest.

Other terms:	The 180,000 Midland Warrants, held by Midland
Associates, an affiliate of Mr. Trump, were amended as follows: The expiration date was changed from August 11, 1998 to January 16, 2002 and the exercise price reduced from $3.75 to $2.00 per share.

Series C Redeemable Preferred Stock

On March 13, 1997, Mr. Robert Trump agreed to advance the Corporation a further $50,000 which the Corporation urgently required in order to continue its operations and meet its payroll obligations. The earlier $150,000 advance and the March 13, 1997 $50,000 advance were combined into $200,000 to be used to subscribe for 800,000 shares of Series C Redeemable Preferred Stock, $0.01 par value, with the following principal terms:
o Each Series C Redeemable Preferred Share had four (4) votes on any matter to be put to a vote of the Corporation's shareholders.
o The Series C Redeemable Preferred Stock could be redeemed at the Corporation's option at any time upon payment of $200,000.
o The Series C Redeemable Preferred Stock could be redeemed at the holder's option following any investment in the Corporation or a sale of any of the Corporation's assets where the proceeds are $2,000,000 or more.
o The Series C Redeemable Preferred Stock had preference in the event of any liquidation of the Corporation to the extent of $200,000.

The Corporation redeemed the Series C Redeemable Preferred
Stock using $200,000 of the proceeds of the sale of COPERNICUS on July 23, 1997

Series D Redeemable Preferred Stock

On October 15,1997, pursuant to Section 4(d) of the Restated Certificate of Incorporation of the Corporation, the Corporation agreed to create a Series D Convertible Preferred Stock, $0.01 par value (the "Series D Preferred"). The Corporation further agreed to issue to several of the employees of and a consultant to its subsidiary, New
Paradigm Inter-Link ("NPIL") an aggregate of 50 shares of Series D Redeemable Preferred stock, with the following principal terms:

o The Series D Preferred has no right to vote on any matter requiring the vote of the holders of the Common Stock. Holders of Series D Preferred shall have the right to vote on any further issue of Series D Preferred recommended by the Board of Directors of the Corporation.
o The Series D Preferred is not entitled to any dividends or other distribution on the Common Stock.
o Upon dissolution, liquidation or winding up of the Corporation the holder of each share of Series D Preferred is entitled to the same proportion of the outstanding shares of Common Stock of NPIL as such shares of Series D Preferred of the holder shall represent of the then total outstanding shares of Series D Preferred.
o At any time following December 31, 1998 the holders of the Series D Preferred may convert all of the Series D Preferred into shares of the Corporation's Common Stock using the following formula N=((V-$200,000)/(Dx2))/P where
N is the number of shares of the Corporation's Common
Stock acquired by the holder, V is the value of NPIL on the conversion date, D is the number of shares of Series D Preferred issued and outstanding on the conversion date and P is the value of the Common Stock of the Corporation, all as calculated pursuant to the terms of the Amended Certificate of Incorporation. 500,000 shares of Common
Stock of the Corporation have been reserved for such a conversion.
o Should no conversion by the holders of the Series D Preferred occur by December 31, 2000, the Corporation may redeem all of the shares of the Series D Preferred for $1.00 per share.
o Upon termination of the holder's employment with the Corporation, the Series D Preferred shall be converted pursuant to the above-stated formula, except that in the event that the holder voluntarily terminates employment or is terminated for cause, the Series D Preferred shall be redeemable by the Corporation for $1.00 per share.

Mr. Blundell's Settlement

Following the sale of Copernicus to VIE Systems Inc., which sale constituted a transfer of substantially all of the assets of the Corporation Mr. Blundell, the Corporation's President and Chief Executive Officer, gave formal written notice of his intention to exercise the termination right under his employment contract.
These termination rights provided
for the payment to Mr. Blundell of an amount not less than $414,000. As the Corporation is not in a position to make such a payment without seriously depleting the Corporation's limited cash reserves, the compensation committee negotiated with Mr. Blundell and produced the following settlement, which was entered into on November 13, 1997.

o Mr. Blundell waived his entitlement to any payment for termination benefits arising out ofrespect of the VIE transaction and entered into new three
year employment contracts with the Corporation and its
Delaware subsidiary, New Paradigm Acquisition I Co., Inc.
("NPAC") at the same aggregate base salary which provide a
reduced termination benefit of 24 months compensation in
the event that his termination right is triggered again.
Mr. Blundell has waived $50,000 of base
salary for fiscal 1998 and until the Corporation reports a
consolidated pre-tax profit of not less than $75,000.
o In view of the fact that the Corporation is contemplating a number of acquisitions of companies with revenues in excess
of $2.5 million, the new contract provides that Mr.
Blundell will not be entitled to receive a bonus of
$50,000 in the event that the Corporation's gross revenues
reach $2.5 million, as provided in his previous contract.
o In addition, the change of control clause, which gives Mr.
Blundell certain termination rights was amended to
apply only in the event that 40% of the Corporation were to
be acquired rather than 25% as provided in his previous contract.
o In order to retain Mr. Blundell's services in seeking
acquisitions, NPAC entered into an employment agreement (as
mentioned above) and a loan agreement providing for a loan
to Mr. Blundell of $114,000 at an interest rate of 6%.
The loan will be repaid by applying 60% to the outstanding
balance of the loan of (i) any future
termination payment to Mr. Blundell; (ii) any bonus or
incentive payments; and (iii)  any sales of Common Stock of
New Paradigm directly or beneficially owned by Mr.
Blundell, including any Stock acquired through the exercise
of options.
o On October 15, 1997 Mr. Blundell was granted 450,000
options under the Executive Stock Option Plan at an
exercise price of $0.16 per share (the market price on the
date of issue), exercisable as follows:  150,000
immediately; 150,000 if the average closing stock price of the Common Stock exceeds 50 cents for 20 consecutive business days, and 150,000 if the average closing stock price of the Common Stock exceeds $1.00 for 20 consecutive business days.


2. PROPOSAL TO ELIMINATE THE APPLICABILITY OF SECTION 912 OF THE BCL

The Board of Directors recommends that the shareholders approve an amendment to the Corporation's By-Laws by the adoption of a new Section 6.5 which will provide that Section 912 of the BCL shall not apply to the Corporation. The text of the proposed new Section 6.5 of the Corporation's By-Laws is set forth below and the text of Section 912 of the BCL (referred to herein as "Section 912") is set forth in Appendix A. The description of Section 912 which follows is qualified in its entirety by reference to the text of Section 912.

The Corporation, as a New York corporation, is subject to the BCL, including Section 912, an anti-takeover provision. In general, Section 912 restricts the ability of a public New York corporation to engage in a "business combination" with an "interested shareholder" for a period of five years after the date of the transaction in which the person became an interested shareholder. As a result, potential acquirors of the Corporation may find it more difficult or be discouraged from attempting to effect an acquisition transaction with the Corporation, thereby possibly depriving holders of the securities issued by the Corporation of certain opportunities to sell or otherwise dispose of such securities at a premium pursuant to such transactions. Section 912 is described in greater detail below.

The Corporation can elect not to be governed by these provisions by adopting an amendment to its By-Laws. The new By-Law Section would not be effective until 18 months after the Corporation's shareholders have approved it and would not apply to a business combination with an interested shareholder who became an interested shareholder on or prior to the effective date of such amendment. In order to opt out of these provisions, the Board of Directors has approved and recommended to the Corporation's shareholders the amendment of the Corporation's By-Laws by adding to the By-Laws the following new Section 6.5:

SECTION 6.5.  Inapplicability of Section 912 of the New
York Business Corporation Law.  Pursuant to subsection
(d)(3)(iii) of Section 912 of the New York Business
Corporation Law, the Corporation hereby elects, to the maximum extent authorized by such subsection, that
Section 912 shall not apply to the Corporation or to any business combination involving the Corporation.

In addition, directors Mark Blundell and Daniel A. Gordon have agreed that they would vote in favor of such amendment.

Section 912

Section 912 defines "business combination" broadly to include a wide range of transactions involving the Corporation or the Corporation's assets or securities. Section 912, subject to certain exceptions, prohibits the Corporation from engaging in any business combination with any interested shareholder for five years after the date the interested shareholder first became an interested shareholder (the "stock acquisition date") unless the business combination or the purchase of shares made by the interested shareholder is approved by the Board of Directors before the interested shareholder's stock acquisition date.

Further, Section 912 prohibits any business combination with an interested shareholder, even one following the expiration of five years after his stock acquisition date, unless either
(i) the business combination or the purchase of shares by the interested shareholder is approved by the Board of Directors before the shareholder's stock acquisition date, or (ii) the business combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting stock not beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the interested shareholder's stock acquisition date, or (iii) the aggregate value of consideration to be received by the holders of the Corporation's Common Stock and by the holders of any other class or series of shares satisfies certain standards specified in Section 912, the consideration to be received by the shareholders is distributed promptly and is in cash or the same form as the interested shareholder used to acquire the largest number of shares previously acquired by such shareholder, and except as specified in the statute, the interested shareholder has not become the beneficial owner of any additional voting shares of the Corporation after the stock acquisition date and before the date of consummation of the business combination.

"Interested shareholder" is defined under Section 912 as any person (other than the Corporation or any of its subsidiaries) who beneficially owns, directly or indirectly, 20% or more of the Corporation's outstanding voting stock, or any affiliate or associate of the Corporation who, at any time within five years immediately before the date in question, was the beneficial owner of 20% or more of the Corporation's then outstanding voting stock.

Section 912 permits friendly, negotiated transactions which are approved in advance by the Board of Directors. It restricts a hostile acquiror's flexibility in acquiring the Corporation and may help prevent unfair, coercive, abusive or self-dealing activities which accompany or follow some hostile acquisitions, particularly those which are highly leveraged. Opting out of Section 912 will make the Corporation more vulnerable to a hostile takeover and reduce the role of the Board of Directors in opposing any such takeover. However, the Board of Directors favors the proposed amendment because it believes it unlikely that the Corporation will, in the foreseeable future, be involved in a hostile takeover, opting out of Section 912 may enhance the Corporation's ability to raise new capital and the Board of Directors will have other available alternatives to thwart any takeover attempt which the Board of Directors determines is not in the best interests of the Corporation and its shareholders.

Background of Amendment

The Board of Directors approved the proposed amendment at a meeting held on June 25, 1995 after considering concerns about Section 912 expressed by the California Department of Corporations in response to the Corporation's application to qualify its initial public offering in California. The Department of Corporations expressed concern about provisions the effect of which is to exclude shares from voting or to enable supermajority voting in excess of 66 2/3% of outstanding shares entitled to vote. As noted above, under some circumstances Section 912 excludes shares held by an interested shareholder proposing a combination covered by
Section 912 from voting to approve that business combination. Unless the Corporation undertook to recommend to its shareholders that they approve the proposed amendment, the Department of Corporations would not have approved the Corporation's application. The Board of Directors determined that such approval was critical to the success of the Corporation's then pending initial public offering and therefore more important to the Corporation's ongoing viability than the hypothetical possibility that the Corporation might benefit from the protection against hostile takeovers offered by Section 912, particularly in light of the relatively concentrated ownership of the Corporation's Common Stock. In addition, the Board of Directors believes it to be in the Corporation's best interest to eliminate restrictions imposed by Section 912 which might discourage or delay new investment in the Corporation by investors desiring to acquire significant amounts of the Corporation's shares.

Robert S. Trump, Midland Associates, Lancer Holdings, Mark Blundell and John Brann may currently be deemed to be "interested shareholders" within the meaning of Section 912.
Section 912 provides that the proposed amendment to the Corporation's By-Laws would not be effective until 18 months after the Corporation's shareholders approve it and the proposed amendment would not apply to a business combination with an interested shareholder who became an interested shareholder on or prior to the effective date of such amendment. The Corporation is not a party to, and is unaware of, any arrangements, agreements, negotiations, or understandings with respect to any transaction covered by
Section 912 or similar transaction, and no such transaction is currently under consideration by the Corporation.

Required Vote

Adoption of the proposed amendment requires the affirmative vote of the holders (excluding interested shareholders and their affiliates and associates) of a majority of the outstanding voting stock (excluding the voting stock of interested shareholders and their affiliates and associates.) Accordingly, the proposed amendment must be approved by the affirmative vote of a majority of shares of Common Stock outstanding on the Record Date, excluding shares held by Robert S. Trump, Midland Associates, Lancer Holdings, Mark Blundell and John Brann. Under the BCL, shareholders will have no appraisal or similar dissenters' rights with respect to action on the proposed amendment.

THE BOARD OF DIRECTORS' RECOMMENDATION

Your Board recommends that you vote FOR this resolution.
Unless otherwise specified by the shareholder, the Board intends the accompany proxy to be voted for this resolution.


3.   RATIFICATION OF APPOINTMENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

During the year ended March 31, 1997, BDO Seidman, LLP audited the consolidated financial statements of the Corporation and its subsidiaries.

The Board of Directors, after receiving a favorable recommendation from the Audit Committee, has again selected BDO Seidman, LLP to serve as the Corporation's independent certified public accountants for the fiscal year ending March 31, 1998. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Corporation's shareholders to ascertain their views. Should a majority of the shareholders vote against the ratification of BDO Seidman, LLP as independent certified public accountants the audit committee will select a different certified public accountant for this role. BDO Seidman, LLP has advised the Corporation that it has no direct, nor any material indirect, financial interest in the Corporation or any of its subsidiaries. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.

The following resolution will be offered by the Board of Directors at the Annual Meeting:

     RESOLVED: That the selection by the Board of Directors of BDO Seidman, LLP as independent certified public accountants for this Corporation and its subsidiaries for the year ended March 31, 1997 be, and hereby is, ratified and approved.

The approval by a majority of the votes cast at the Annual
Meeting on the proposal to ratify the appointment of BDO
Seidman, LLP as the independent certified public accountants of the Corporation is required to adopt the proposal.

THE BOARD OF DIRECTORS' RECOMMENDATION

Your Board recommends that you vote FOR this resolution.
Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted for this resolution.



4.   OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934
("Section 16(a)") requires the Corporation's directors, executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission reports on Forms 3, 4 and 5 concerning their ownership of the Common
Stock and other equity securities of the Corporation.

Based solely on the Corporation's review of copies of such reports and written representations that no other reports were required, the Corporation believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended March 31, 1997.

SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF
SHAREHOLDERS

Shareholder proposals may be submitted for inclusion in the Corporation's proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders. Shareholders wishing to have a proposal included in the Corporation's proxy materials must comply with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder and shall have the rights provided by Rule 14a-8 under such Act. In order to be eligible under Rule 14a-8 for inclusion in the Corporation's proxy statement and accompanying proxy for the 1998 Annual Meeting of Shareholders, shareholder proposals must be received by the Corporation on or before April 18, 1998. Any such proposal should be submitted in writing by notice delivered or mailed, postage prepaid, to the Secretary of the Corporation, 630 Third Avenue, 15th Floor, New York, New York 10017.

The Corporation's By-Laws contain procedures for shareholder nomination of directors and for other shareholder proposals to be presented before annual and other shareholder meetings. The By-Laws provide that nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders or at a special meeting of shareholders for which notice of an election of a director or directors has been duly given by any shareholder of the Corporation entitled to vote for election of directors at the meeting who complies with the notice procedures described below. Such nominations may be made only pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's request to nominate a person for director, together with the written consent of such person to serve as director, must be received by the Secretary of the Corporation before the close of business on the eighth day following the day on which notice of such meeting is given to shareholders. To be in proper written form, such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (1) the name, age, business address and residence address for such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation that are beneficially owned by such person, and
(4) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 and any successor to such Regulation; and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Corporation's books, of such shareholder, (2) the class and number of shares of stock of the Corporation that are beneficially owned by such shareholder, and (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or the shareholder to nominate the proposed nominee.

With respect to shareholder proposals or other business to be considered at an annual or other meeting of shareholders, the By-Laws provide that in addition to any other applicable requirements for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and record address of the shareholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (4) any material interest of the shareholder in such business. In addition, any such shareholder shall be required to provide such further information as may be requested by the Corporation in advance to comply with federal securities laws, rules and regulations. The Corporation may require evidence by any person giving such notice that such person is a bona fide beneficial owner of the Corporation's stock.

A copy of the By-Laws is available upon request to the Secretary of the Corporation, 630 Third Avenue, 15th Floor, New York, New York 10017. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting if a nomination is properly made. The procedures for shareholder nominations of directors and proposal of other business described above may have the effect of precluding a nomination for election of a director or directors or proposal of other business at a particular meeting if the required procedure is not followed.

FORM 10-K ANNUAL REPORT

Any shareholder who desires a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the Securities and Exchange Commission may obtain a copy
(excluding exhibits) without charge by addressing a request to the Secretary of the Corporation at 630
Third Avenue, 15th Floor, New York, New York 10017.
Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made.

By Order of the Board of Directors

Matthew Fludgate
Secretary


New York, New York
October 7, 1997


APPENDIX A
912.  Requirements relating to certain business combinations

(a) For the purposes of this section:

(1) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

(2) "Announcement date", when used in reference to any business combination, means the date of the first public announcement of the final, definitive proposal for such business combination.

(3) "Associate", when used to indicate a relationship with any person, means (A) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of voting stock, (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

(4) "Beneficial owner", when used with respect to any stock, means a person:

(A) that, individually or with or through any of its affiliates or associates, beneficially owns such stock, directly or indirectly; or

(B) that, individually or with or through any of its affiliates or associates, has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;
provided, however, that a person shall not be deemed the beneficial owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding (whether or not in writing);
provided, however, that a person shall not be deemed the beneficial owner of any stock under this item if the agreement, arrangement or understanding to vote such stock (X) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act and (Y) is not then reportable on a
Schedule 13D under the Exchange Act (or any comparable or successor report); or

(C) that has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of clause (B) of this subparagraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(5) "Business combination", when used in reference to any domestic corporation and any interested shareholder of such corporation, means:

(A) any merger or consolidation of such corporation or any subsidiary of such corporation with (i) such interested shareholder or (ii) any other corporation (whether or not itself an interested shareholder of such corporation) which is, or after such merger or consolidation would be, an affiliate or associate of such interested shareholder;

(B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with such interested shareholder or any affiliate or associate of such interested shareholder of assets of such corporation or any subsidiary of such corporation (i) having an aggregate market value equal to ten percent or more of the aggregate market value of all the assets, determined on a consolidated basis, of such corporation, (ii) having an aggregate market value equal to ten percent or more of the aggregate market value of all the outstanding stock of such corporation, or
(iii) representing ten percent or more of the earning power or net income, determined on a consolidated basis, of such corporation;

(C) the issuance or transfer by such corporation or any subsidiary of such corporation (in one transaction or a series of transactions) of any stock of such corporation or any subsidiary of such corporation which has an aggregate market value equal to five percent or more of the aggregate market value of all the outstanding stock of such corporation to such interested shareholder or any affiliate or associate of such interested shareholder except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of such corporation;

(D) the adoption of any plan or proposal for the liquidation or dissolution of such corporation proposed by, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with, such interested shareholder or any affiliate or associate of such interested shareholder;

(E) any reclassification of securities (including, without limitation, any stock split, stock dividend, or other distribution of stock in respect of stock, or any reverse stock split), or recapitalization of such corporation, or any merger or consolidation of such corporation with any subsidiary of such corporation, or any other transaction (whether or not with or into or otherwise involving such interested shareholder), proposed by, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with, such interested shareholder or any affiliate or associate of such interested shareholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting stock or securities convertible into voting stock of such corporation or any subsidiary of such corporation which is directly or indirectly owned by such interested shareholder or any affiliate or associate of such interested shareholder, except as a result of immaterial changes due to fractional share adjustments; or

(F) any receipt by such interested shareholder or any affiliate or associate of such interested shareholder of the benefit, directly or indirectly
(except proportionately as a shareholder of such corporation) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through such corporation.

(6) "Common stock" means any stock other than preferred stock.

(7) "Consummation date", with respect to any business combination, means the date of consummation of such business combination, or, in the case of a business combination as to which a shareholder vote is taken, the later of the business day prior to the vote or twenty days prior to the date of consummation of such business combination.

(8) "Control", including the terms "controlling", "controlled by" and "under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person's beneficial ownership of ten percent or more of a corporation's outstanding voting stock shall create a presumption that such person has control of such corporation. Notwithstanding the foregoing, a person shall not be deemed to have control of a corporation if such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group have control of such corporation.

(9) "Exchange Act" means the Act of Congress known as the Securities Exchange Act of 1934, as the same has been or hereafter may be amended from time to time.

(10) "Interested shareholder", when used in reference to any domestic corporation, means any person (other than such corporation or any subsidiary of such corporation) that

(A)(i) is the beneficial owner, directly or indirectly, of twenty percent or more of the outstanding voting stock of such corporation; or

(ii) is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent or more of the then outstanding voting stock of such corporation; provided that

(B) for the purpose of determining whether a person is an interested shareholder, the number of shares of voting stock of such corporation deemed to be outstanding shall include shares deemed to be beneficially owned by the person through application of subparagraph four of this paragraph but shall not include any other unissued shares of voting stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(11) "Market value", when used in reference to stock or property of any domestic corporation, means:

(A) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the composite tape for New York stock exchange-listed stocks, or, if such stock is not quoted on such composite tape or if such stock is not listed on such exchange, on the principal
United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National
Association of Securities Dealers, Inc. Automated
Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of such domestic corporation in good faith; and

(B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors of such corporation in good faith.

(12) "Preferred stock" means any class or series of stock of a domestic corporation which under the by-laws or certificate of incorporation of such corporation is entitled to receive payment of dividends prior to any payment of dividends on some other class or series of stock, or is entitled in the event of any voluntary liquidation, dissolution or winding up of the corporation to receive payment or distribution of a preferential amount before any payments or distributions are received by some other class or series of stock.

(13) [Repealed]

(14) "Stock" means:

(A) any stock or similar security, any certificate of interest, any participation in any profit sharing agreement, any voting trust certificate, or any certificate of deposit for stock; and

(B) any security convertible, with or without consideration, into stock, or any warrant, call or other option or privilege of buying stock without being bound to do so, or any other security carrying any right to acquire, subscribe to or purchase stock.

(15) "Stock acquisition date", with respect to any person and any domestic corporation, means the date that such person first becomes an interested shareholder of such corporation.

(16) "Subsidiary" of any person means any other corporation of which a majority of the voting stock is owned, directly or indirectly, by such person.

(17) "Voting stock" means shares of capital stock of a corporation entitled to vote generally in the election of directors.

(b) Notwithstanding anything to the contrary contained in this chapter (except the provisions of paragraph (d) of this section), no resident domestic corporation shall engage in any business combination with any interested shareholder of such domestic corporation for a period of five years following such interested shareholder's stock acquisition date unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date is approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date. If a good faith proposal is made in writing to the board of directors of such corporation regarding a business combination, the board of directors shall respond, in writing, within thirty days or such shorter period, if any, as may be required by the Exchange Act, setting forth its reasons for its decision regarding such proposal. If a good faith proposal to purchase stock is made in writing to the board of directors of such corporation, the board of directors, unless it responds affirmatively in writing within thirty days or such shorter period, if any, as may be required by the Exchange Act, shall be deemed to have disapproved such stock purchase.

(c) Notwithstanding anything to the contrary contained in this chapter (except the provisions of paragraphs (b) and (d) of this section), no domestic corporation shall engage at any time in any business combination with any interested shareholder of such resident domestic corporation other than a business combination specified in any one of subparagraph
(1), (2) or (3):

(1) A business combination approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date, or where the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date had been approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date.

(2) A business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder's stock acquisition date.

(3) A business combination that meets all of the following conditions:

(A) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of common stock of such resident in such business combination is a [at] least equal to the higher of the following:

(i) the highest per share price paid by such interested shareholder at a time when he was the beneficial owner, directly or indirectly, of five percent or more of the outstanding voting stock of such corporation, for any shares of common stock of the same class or series acquired by it (X) within the five-year period immediately prior to the announcement date with respect to such business combination, or (Y) within the five-year period immediately prior to, or in, the transaction in which such interested shareholder became an interested shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the consummation date at the rate for one-year
United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since such earliest date, up to the amount of such interest; and

(ii) the market value per share of common stock on the announcement date with respect to such business combination or on such interested shareholder's stock acquisition date, whichever is higher; plus interest compounded annually from such date through the consummation date at the rate for one-year
United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since such date, up to the amount of such interest.

(B) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of stock, other than common stock, of such corporation is at least equal to the highest of the following
(whether or not such interested shareholder has previously acquired any shares of such class or series of stock):

(i) the highest per share price paid by such interested shareholder at a time when he was the beneficial owner, directly or indirectly, of five percent or more of the outstanding voting stock of such corporation, for any shares of such class or series of stock acquired by it (X) within the five-year period immediately prior to the announcement date with respect to such business combination, or
(Y) within the five-year period immediately prior to, or in, the transaction in which such interested shareholder became an interested shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the consummation date at the rate for one-year
United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of such class or series of stock since such earliest date, up to the amount of such interest;

(ii) the highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary liquidation, dissolution or winding up of such resident domestic corporation, plus the aggregate amount of any dividends declared or due as to which such holders are entitled prior to payment of dividends on some other class or series of stock (unless the aggregate amount of such dividends is included in such preferential amount); and

(iii) the market value per share of such class or series of stock on the announcement date with respect to such business combination or on such interested shareholder's stock acquisition date, whichever is higher; plus interest compounded annually from such date through the consummation date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of such class or series of stock since such date, up to the amount of such interest.

(C) The consideration to be received by holders of a particular class or series of outstanding stock
(including common stock) of such corporation in such business combination is in cash or in the same form as the interested shareholder has used to acquire the largest number of shares of such class or series of stock previously acquired by it, and such consideration shall be distributed promptly.

(D) The holders of all outstanding shares of stock of such resident domestic corporation not beneficially owned by such interested shareholder immediately prior to the consummation of such business combination are entitled to receive in such business combination cash or other consideration for such shares in compliance with clauses (A), (B) and (C) of this subparagraph.

(E) After such interested shareholder's stock acquisition date and prior to the consummation date with respect to such business combination, such interested shareholder has not become the beneficial owner of any additional shares of voting stock of such corporation except:

(i) as part of the transaction which resulted in such interested shareholder becoming an interested shareholder;

(ii) by virtue of proportionate stock splits, stock dividends or other distributions of stock in respect of stock not constituting a business combination under clause (E) of subparagraph five of paragraph (a) of this section;

(iii) through a business combination meeting all of the conditions of paragraph (b) of this section and this paragraph; or

(iv) through purchase by such interested shareholder at any price which, if such price had been paid in an otherwise permissible business combination the announcement date and consummation date of which were the date of such purchase, would have satisfied the requirements of clauses (A), (B) and (C) of this subparagraph.

(d) The provisions of this section shall not apply:

(1) to any business combination of a domestic corporation that does not have a class of voting stock registered with the Securities and Exchange Commission pursuant to section twelve of the Exchange Act, unless the certificate of incorporation provides otherwise; or

(2) to any business combination of a domestic corporation whose certificate of incorporation has been amended to provide that such corporation shall be subject to the provisions of this section, which did not have a class of voting stock registered with the Securities and Exchange Commission pursuant to section twelve of the Exchange Act on the effective date of such amendment, and which is a business combination with an interested shareholder whose stock acquisition date is prior to the effective date of such amendment; or

(3) to any business combination of a domestic corporation (i) the original certificate of incorporation of which contains a provision expressly electing not to be governed by this section, or (ii) which adopts an amendment to such corporation's by-laws prior to March thirty-first, nineteen hundred eighty-six, expressly electing not to be governed by this section, or (iii) which adopts an amendment to such corporation's by-laws, approved by the affirmative vote of the holders, other than interested shareholders and their affiliates and associates, of a majority of the outstanding voting stock of such corporation, excluding the voting stock of interested shareholders and their affiliates and associates, expressly electing not to be governed by this section, provided that such amendment to the by-laws shall not be effective until eighteen months after such vote of such resident domestic corporation's shareholders and shall not apply to any business combination of such corporation with an interested shareholder whose stock acquisition date is on or prior to the effective date of such amendment; or

(4) to any business combination of a domestic corporation with an interested shareholder of such corporation which became an interested shareholder inadvertently, if such interested shareholder (i) as soon as practicable, divests itself of a sufficient amount of the voting stock of such corporation so that it no longer is the beneficial owner, directly or indirectly, of twenty percent or more of the outstanding voting stock of such corporation, and (ii) would not at any time within the five-year period preceding the announcement date with respect to such business combination have been an interested shareholder but for such inadvertent acquisition.

(5) to any business combination with an interested shareholder who was the beneficial owner, directly or indirectly, of five per cent or more of the outstanding voting stock of such corporation on October thirtieth, nineteen hundred eighty-five, and remained so to such interested shareholder's stock acquisition date.


NEW PARADIGM SOFTWARE CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
MONDAY, DECEMBER 22, 1997
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Blundell, Daniel A. Gordon and Michael Taylor proxies, with power of substitution, to vote at the Annual Meeting of Shareholders of New Paradigm Software Corp. to be held on December 22, 1997 at the principal executive offices of the Corporation at 11:30 a.m., and at any adjournment thereof, on the matters referred to below and described in the accompanying Proxy Statement, and on any other business before the meeting, with all powers the undersigned would possess if personally present. A majority (or, if only one, then that one) of the proxies or their substitutes acting at the meeting may exercise all powers hereby conferred.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN
THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

[ X ] PLEASE MARK YOUR VOTES LIKE THIS

THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF
NOT OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR THE
ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

The Board of Directors recommends a vote FOR all nominees in
Item 1, and a vote FOR Proposals 2&3:

1. Election of Mark Blundell, Dan Gordon, Morton Chalek and
Michael Taylor as directors for a one-year term expiring at the 1998 Annual Meeting:

FOR THE				WITHHOLD AUTHORITY
NOMINEES                     to vote for the nominee(s)
 [  ]                                [  ]

INSTRUCTION: To withhold authority to vote for any individual nominee(s) write that nominee's name below.

___________________________________________________________________________

2. Proposal to Adopt a By-Law amendment to eliminate the applicability of New York Business Corporation Law Section
912 (an anti-takeover provision):

  FOR                     AGAINST                 ABSTAIN
 [  ]                       [  ]                    [  ]

3. Ratification of the appointment of BDO Seidman, LLP as independent public accountants for the fiscal year ending
March 31, 1998:

  FOR                     AGAINST                 ABSTAIN
 [  ]                       [  ]                    [  ]

And, in their discretion, in the transaction of such other business as may properly come before the Annual Meeting.

Signature(s)            --------------------------------------------------

Date			---------------------------

NOTE: Please sign exactly as your name appears on this card, date this card and return it in the enclosed envelope.